                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]          Preliminary Proxy Statement
[ ]          Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
[ ]          Definitive Proxy Statement
[X]          Definitive Additional Materials
[ ]          Soliciting Material Pursuant to Section 240.14a-12

                         APPLEBEE'S INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)    Title of each class of securities to which transaction
         applies:

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         (2)    Aggregate number of securities to which transaction applies:

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         (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
                determined):

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         (4)    Proposed maximum aggregate value of transaction:

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         (5)    Total fee paid:

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[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)    Amount Previously Paid:

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         (2)    Form, Schedule or Registration Statement No.:

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         (4)    Date Filed:

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FOR IMMEDIATE RELEASE
Contact:  Laurie Ellison 913.967.2718

                          Glass Lewis Recommends `For'
                 Sale of Applebee's International to IHOP Corp.

OVERLAND  PARK,   KAN.,   Oct.  18,  2007  -  Applebee's   International,   Inc.
(Nasdaq:APPB)  today  announced  that  Glass  Lewis & Co.,  one of the  nation's
leading   independent   proxy  advisory  firms,   recommended   that  Applebee's
stockholders vote "FOR" the proposed sale of the company to IHOP Corp.

Applebee's  and IHOP entered into a  definitive  agreement on July 16, 2007,  to combine the two  companies  in an all-cash  transaction  under which  Applebee's shareholders will receive $25.50 per share of Applebee's common stock.

Applebee's  International will hold a special meeting of stockholders to vote on the proposed sale at 10 a.m.  (Central Time) on Oct. 30, 2007, at the Doubletree
Hotel in Overland Park, Kan.

"The recommendation of Glass Lewis supports the Applebee's Board's decision that this sale is in the best  interest  of  Applebee's  shareholders,"  said  Laurie
Ellison,   spokesperson  for  the  company.  "The  board  urges  all  Applebee's shareholders to vote their shares `FOR' the sale with IHOP."

The company noted that Proxy  Governance,  another proxy  advisory  firm,  today recommended against the sale.

Ellison said, "We respectfully disagree with Proxy Governance's  recommendation.
Our board of  directors  recommends  stockholders  vote in favor of the proposed sale."

Stockholders  who  have  questions  about  the  merger  or  need  assistance  in submitting  their proxy or voting their shares should contact  Applebee's  proxy solicitor, Innisfree M&A., toll-free at (877) 687-1866.

                                    - more -

October 18, 2007

About Applebee's

Applebee's International,  Inc., headquartered in Overland Park, Kan., develops, franchises and operates  restaurants under the Applebee's  Neighborhood  Grill &
Bar brand,  the largest  casual dining  concepts in the world.  As of Sept.  30,
2007,  there were  1,953  Applebee's  restaurants  operating  system-wide  in 49 states,  17 international  countries and one U.S.  territory,  of which 510 were company-owned.  Additional information on Applebee's  International can be found at the company's website (www.applebees.com).

Additional Information and Where to Find It

In  connection  with  the  proposed  transaction,   IHOP  Corp.  and  Applebee's
International  will  be  filing  documents  with  the  Securities  and  Exchange
Commission  (the "SEC"),  and  Applebee's has filed a related  definitive  proxy statement. Investors and security holders are urged to read the definitive proxy
statement  because  it  contains   important   information  about  the  proposed
transaction.  Investors  and  security  holders  may obtain  free  copies of the definitive  proxy  statement and other documents filed with the SEC at the SEC's website at www.sec.gov.  In addition,  investors and security holders may obtain free copies of the documents filed with the SEC by IHOP Corp. by contacting IHOP
Investor  Relations at  818-240-6055.  Investors and security holders may obtain free copies of the  documents  filed with the SEC by  Applebee's  by  contacting
Applebee's  Investor Relations at 913-967-4000.  In addition,  you may also find information about the merger transaction at www.ihopapplebeesacquisition.com.

Applebee's and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Applebee's in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive proxy statement of Applebee's described above. Additional information regarding the directors and executive officers of Applebee's is also included in Applebee's proxy statement for its 2007 Annual Meeting of
Stockholders, which was filed with the SEC on April 9, 2007, and the supplemental proxy statement filed on May 1, 2007. These documents are available free of charge at the SEC's website at www.sec.gov and from Investor Relations at IHOP and Applebee's as described above.